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                                                                     EXHIBIT 16



September 23, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 25, of Krause's Furniture, Inc. and are in agreement with the statements contained in the first and third paragraphs on Page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP















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